Exhibit 3.2

RESTATED BYLAWS
CASCADE NATURAL GAS CORPORATION

December 8, 2005

CONTENTS

ARTICLE I. Corporate Offices

ARTICLE II. Stock

2.1 Issuance of Shares
(a) Authorized Shares
(b) Board of Directors Authorization for Issuance
(c) Shares Subject to Restrictions
(d) When Fully Paid
(e) Re-acquisition

2.2 Fractional Shares or Scrip
(a) Issuance
(b) Scrip
(c) Rights of Holders
(d) Conditions on Issuance

2.3 Issuance of Rights or Options to Purchase Shares

2.4 No Shareholders’ Preemptive Rights

2.5 Certificates of Stock

2.6 Lost or Destroyed Certificates

2.7 Stock Records

2.8 Record Owners

2.9 Stock Transfers
(a) Method of Transfer
(b) Surrender of Old Certificate to Secretary
(c) Recording Transfers

2.10 Restrictions on Transfer

ARTICLE III. Shareholders

3.1 Annual Meeting

3.2 Special Meetings

3.3 Adjourned Meetings

3.4 Meeting Place

3.5 Chair of the Meeting

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3.6 Notice of Shareholders’ Meetings
(a) Annual Meetings
(b) Special Meetings
(c) Meetings Concerning Extraordinary Acts
(d) Adjourned Meetings

3.7 Waiver of Notice
(a) Written Waiver
(b) Waiver by Attendance
(c) Waiver of Objection to Particular Matter

3.8 Quorum
(a) Majority Required
(b) Shares Represented for Entire Meeting

3.9 Attendance by Communications Equipment

3.10 Voting
(a) General Rule
(b) Voting on Extraordinary Acts
(c) Election of Directors
(d) Amendments to Quorum Rules

3.11 Proxies
(a) Voting by Proxy
(b) Proxy Appointment
(c) Term of Appointment
(d) Death or Incapacity of Shareholder
(e) Corporation’s Power to Accept Proxy’s Actions

3.12 Corporation’s Acceptance of Votes
(a) Acceptance of Vote
(b) Vote Not by Shareholder
(c) Rejection of Vote

3.13 Shareholders’ List for Meeting
(a) Shareholders’ List
(b) List Available for Inspection
(c) List at Meeting
(d) Right to Copy

3.14 Fixing the Record Date
(a) Date for Meetings
(b) Date for Adjourned Meetings
(c) Date for Dividends and Distributions

3.15 Ratification

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ARTICLE IV. Board of Directors

4.1 Management Responsibility

4.2 Duties of Directors
(a) Due Care and Loyalty
(b) Right to Rely on Experts
(c) Failure to Act in Good Faith

4.3 Number and Qualification of Directors

4.4 Election of Directors
(a) Annual Election
(b) Cumulative Voting
(c) Election

4.5 Term of Office

4.6 Vacancy on Board of Directors

4.7 Resignation

4.8 Removal
(a) Special Meeting
(b) Voting

4.9 Meetings
(a) Annual Meeting
(b) Regular Meetings
(c) Special Meetings
(d) Adjourned Meetings

4.10 Quorum and Voting of Directors
(a) Majority Constitutes a Quorum
(b) Action in Absence of a Quorum
(c) Dissent by Directors

4.11 Committees
(a) Creation
(b) Standing Committees
(1) Executive Committee
(2) Audit Committee
(3) Governance, Nominating and Compensation Committee
(c) Additional Committees
(d) Rules Governing Committees
(e) Powers of Committees
(f) Limitations on Committee Action
(g) Minutes
(h) No Relief from Responsibility

4.12 Attendance by Communications Equipment

4.13 Action by Directors without a Meeting

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4.14 Notice of Meeting
(a) Regular Meetings
(b) Special Meetings
(c) Waiver of Notice

4.15 Chair of the Meeting

4.16 Compensation

4.17 Liability for Unlawful Distributions
(a) Director’s Liability
(b) Right to Contribution

ARTICLE V. Conflicting Interest Transactions

5.1 Definitions

5.2 Directors’ Action
(a) Majority Vote
(b) Director’s Disclosure
(c) Quorum

5.3 Shareholders’ Action
(a) Majority Vote
(b) Quorum
(c) Director’s Disclosure

ARTICLE VI. Indemnification of Directors and Officers

6.1 Right to Indemnify

6.2 Payment of Claims

6.3 Right Not Exclusive

6.4 Insurance

6.5 Advances for Expenses

ARTICLE VII. Officers

7.1 Officers and Their Duties
(a) Chairperson of the Board of Directors
(b) President
(c) Chief Financial Officer
(d) Secretary
(e) Vice Presidents, Controller, Treasurer
(f) Designated Engineer
(g) Additional Duties; Other Officers and Agents
(h) Authority to Enter Contracts and to Issue Checks and Drafts

7.2 Qualifications

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7.3 Standards of Conduct for Officers
(a) Due Care and Loyalty
(b) Right to Rely on Experts
(c) Failure to Act in Good Faith

7.4 Delegation

7.5 Election and Term of Office

7.6 Vacancies

7.7 Resignation

7.8 Removal

7.9 Compensation

ARTICLE VIII. Dividends and Distributions

ARTICLE IX. Notices

9.1 Method of Notice
(a) General
(b) Methods of Communication
(c) Effective Date of Notice to Shareholder
(d) Notice to the Corporation
(e) Effective Date of Notice to Other Parties

9.2 Oral Notice

9.3 Waiver of Notice

ARTICLE X. Corporate Books and Records; Inspection

10.1 Maintenance of Corporate Records

10.2 Shareholder’s Right to Inspect and Copy Records
(a) Primary Records
(b) Additional Records

ARTICLE XI. Financial Matters

11.1 Books and Records of Account

11.2 Fiscal Year

11.3 Loans

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ARTICLE XII. Amendment of Bylaws

12.1 Amendment of Bylaws by the Shareholders

12.2 Amendment of Bylaws by the Board of Directors

ARTICLE XIII. Corporate Seal

ARTICLE XIV. Miscellany

14.1 Inspector of Elections

14.2 Duties of Inspector of Elections

14.3 Rules of Order

14.4 Number and Gender

14.5 Severability

ARTICLE XV. Authentication

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RESTATED BYLAWS
CASCADE NATURAL GAS CORPORATION

December 8, 2005

ARTICLE I.  CORPORATE OFFICES

The corporation shall maintain a registered office in the State of Washington.  The Board of Directors may establish other offices in or outside the State of Washington.

ARTICLE II.  STOCK

2.1          Issuance of Shares.

(a) Authorized Shares.  The corporation may issue the number of shares of each class or series authorized by the Articles of Incorporation.  Shares that are issued are outstanding shares until they are reacquired, redeemed, converted, or canceled.

(b) Board of Directors Authorization for Issuance.  The Board of Directors must authorize any issuance of shares.  The Board of Directors may issue shares in exchange for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation.  The Board of Directors’ authorization must state the maximum number of shares of each class or series that may be issued and the consideration to be received for each share.

(c) Sales Subject to Restrictions.  The corporation may issue shares which are subject to restrictions on their transfer, as provided in Section 2.10.

(d) When Fully Paid.  When the corporation has received the consideration in exchange for which the Board of Directors has authorized the issuance of shares, the shares issued will be fully paid and nonassessable.

(e) Re-Acquisition.  The corporation may acquire its own shares.  Shares so acquired shall constitute authorized but unissued shares.

2.2          Fractional Shares or Scrip.

(a) Issuance.  The corporation may:

(1) Issue fractions of a share or pay in money the value of fractions of a share;

(2) Arrange for disposition of fractional shares by the shareholders; and

(3) Issue scrip entitling the holder to receive a full share upon surrendering enough scrip to equal a full share.

(b) Scrip.  Each certificate representing scrip must be conspicuously labeled “scrip,” and must state on its face:

(1) The name of this corporation;

(2) That this corporation is organized under the laws of the State of Washington;

(3) The name of the person to whom it is issued; and

(4) The fractional portion and class of shares and the designation of the series, if any, the certificate represents.

(c) Rights of Holders.  The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation.  The holder of scrip is not entitled to any of these rights unless the scrip so provides.

(d) Conditions on Issuance.  The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including:

(1) That the scrip will become void if not exchanged for full shares before a specified date; and

(2) That the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

2.3          Issuance of Rights or Options to Purchase Shares.  The corporation may issue rights, options, or warrants for the purchase of shares of the corporation.  The Board of Directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued upon exercise of any such right, option, or warrant.

2.4          No Shareholders’ Preemptive Rights.    In accordance with the Articles of Incorporation, shareholders do not have preemptive or preferential rights to acquire amounts of the corporation’s unissued shares.

2.5          Certificates of Stock.  The certificates for shares of the common stock and each series of preferred stock of the corporation shall be separately numbered and shall be entered in the books of the corporation as they are issued.  They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary (if any).  Where, however, such certificates are countersigned by a transfer agent and registered by a registrar, at least one of which shall be other than the corporation itself or an employee thereof, the signatures of such officers may be facsimile.

2.6          Lost or Destroyed Certificates.  The Secretary may issue a replacement certificate in place of a lost, mutilated, or destroyed certificate, upon proof that the certificate was lost, mutilated, or destroyed, if the holder of the certificate gives a satisfactory bond of indemnity to the corporation.  The Secretary may issue a replacement certificate without requiring any bond when the Board of Directors determines it is proper to do so.

2.7          Stock Records.  The Secretary shall keep the stock transfer books at the registered office or principal place of business of the corporation, or at the office of the corporation’s transfer agent or registrar.  The Secretary, or the transfer agent or registrar, shall enter on the stock transfer books the name and address of each shareholder, together with the class, number of shares, and date on which the shares were issued or transferred to the shareholder.  Each shareholder shall keep the shareholder’s current address on file with the Secretary.

2.8          Record Owners.  The corporation shall treat a shareholder of record as the owner of the shares for all purposes.  The corporation shall not be bound to recognize any claim to or interest in any share on the part of any other person, whether or not it has notice of such a claim or interest, until that person’s name has been entered on the transfer books as the shareholder of record.

2.9          Stock Transfers.

(a) Method of Transfer.  Subject to any restrictions placed on the transfer of shares at or prior to the time such shares are issued, shareholders may transfer their shares by delivering the certificates to the transferee, accompanied by:

(1) An assignment in writing on the back of the certificate, or an assignment separate from certificate, or a written power of attorney to sell, assign, and transfer the shares which is signed by the record holder of the certificate; and

(2) Any additional documents, instruments, or other evidences necessary to satisfy the requirements of any transfer restrictions applicable to the shares by law or by contract.

(b) Surrender of Old Certificate to Secretary.  Upon receipt of a transferred certificate, a transferee shall surrender the certificate, along with evidence that the certificate was transferred to the transferee, to the Secretary, so that the Secretary may record the transfer on the stock transfer books and issue a new certificate to the transferee.

(c) Recording Transfers.  Except as otherwise specifically provided in these Bylaws, the Secretary shall not record any shares of stock as having been transferred on the books of the corporation until the outstanding certificates for those shares have been surrendered to the corporation.  The Secretary shall cancel all certificates surrendered to the corporation for transfer.  The Secretary shall issue no new certificate until the former certificate representing those shares has been surrendered and canceled, except as provided in Section 2.6.

2.10        Restrictions on Transfer.  The Board of Directors may restrict the transfer of the corporation’s shares as permitted by law.  The existence of any such restriction shall be noted conspicuously on the front or back of the certificate.  No such restriction will affect shares issued before the restriction was adopted, unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

ARTICLE III. SHAREHOLDERS

3.1          Annual Meeting.  The corporation shall hold a meeting of the shareholders annually on a date and at a time and place set by the Board of Directors for the purposes of electing directors and transacting such other business as may come before the meeting.

3.2          Special Meetings.

The corporation shall hold a special meeting of the shareholders:

(a) On call of the Board of Directors, the Chairperson, or the President; or

(b) If the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting, sign, date, and deliver to the Secretary one or more written demands for a special meeting which describe the purposes for the meeting.

Only issues identified in the notice of a special meeting may be conducted at that meeting.  The Secretary shall issue notice of any special meeting as provided in Paragraph 3.6(b).

3.3          Adjourned Meetings.  The chair of the meeting may adjourn a shareholders’ meeting at any time a quorum, as that term is defined in Section 3.8, is not present.  With the consent of the holders of a majority of the shares represented in person or by proxy, and entitled to vote at a shareholders’ meeting, the chair of the meeting may adjourn the meeting for any reason to a time and place determined by the chair of the meeting.  The chair of the meeting may adjourn a meeting at which directors are to be elected only from day to day until the directors are elected.  The shareholders may conduct any business at an adjourned meeting which they might have conducted at the original meeting.

3.4          Meeting Place.  Shareholders’ meetings may be held either at the corporation’s registered Washington office or at any other place designated by the Board of Directors and identified in the notice of the meeting.

3.5          Chair of the Meeting.  The President shall serve as chair of all shareholders’ meetings.  In the absence of or by appointment of the President, the Chairperson or any other person appointed by the Chairperson shall serve as chair of a shareholders’ meeting.

3.6          Notice of Shareholders’ Meetings.

(a) Annual Meetings.  The corporation shall notify the shareholders of each annual shareholders’ meeting.  The corporation shall deliver notice, as provided in Section 9.1, at least ten (10), but not more than sixty (60), days before the meeting date.  Notice of an annual meeting need not include a description of the purposes of the meeting, except as provided under Paragraph (c) below.  The corporation must deliver notice to all shareholders entitled to vote at the annual meeting, and must notify certain other shareholders of an annual meeting as provided in Paragraph (c) below.

(b) Special Meetings.  The corporation shall notify the shareholders entitled to vote on the actions to be considered at any special meeting called pursuant to Section 3.2.  The corporation need not notify all shareholders unless required to do so as provided in Paragraph (c) below.  The notice must include a description of the purposes for which the meeting was called, and be accompanied by other materials described in Paragraph (c) below.  The corporation must deliver the notice at least ten (10), but not more than sixty (60), days before the meeting date.  If the corporation fails to issue the notice within ten (10) days after shareholders holding ten percent (10%) or more of the outstanding shares entitled to vote on a particular issue have delivered to the Secretary written demand for a special meeting to consider that issue in accordance with Paragraph 3.2(b), the shareholders requesting the meeting may issue the notice on behalf and at the expense of the corporation.

(c) Meetings Concerning Extraordinary Acts.  If a purpose of a shareholders’ meeting is to consider action on an amendment to the Articles of Incorporation, a planned merger or share exchange a proposed sale, lease, or other disposition of all or substantially all of the property of the corporation other than in the regular course of business, or the dissolution of the corporation, the corporation shall notify all shareholders, whether or not entitled to vote, at least twenty (20), but not more than sixty (60), days before the date of the meeting.  The notice must describe the proposed action with reasonable clarity and must contain or be accompanied by a copy of the proposed Amendment, the plan of merger or exchange, or the agreement of sale or lease, as applicable.

(d) Adjourned Meetings.  In general, the corporation need not provide notice to the shareholders of an adjourned meeting if the time, date, and place for reconvening the meeting is announced before the meeting is adjourned.  However, if the chair of a meeting adjourns a meeting for more than one hundred twenty (120) days from the date of the original meeting, the Secretary shall fix a new record date for the adjourned meeting and shall issue a new notice of the adjourned meeting to each shareholder of record entitled to notice of or to vote at the adjourned meeting.

3.7          Waiver of Notice.

(a) Written Waiver.  A shareholder may waive any notice before or after the date and time of the meeting that is the subject of the notice.  Except as provided by Paragraphs (b) and (c), the waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b) Waiver by Attendance.  A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

(c) Waiver of Objection to Particular Matter.  A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

3.8          Quorum.

(a) Majority Required.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite to, and shall constitute, a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.  If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present, except that any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected.  At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

(b) Shares Represented for Entire Meeting.  Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or to transacting business at the meeting, the share is deemed present for purposes of establishing a quorum for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting in accordance with Paragraph 3.14(b).

3.9          Attendance by Communications Equipment.  At the discretion of the chair of the meeting, shareholders may participate in a shareholders’ meeting by any means of communication which enables all persons participating in the meeting to hear each other simultaneously during the meeting.  A shareholder who participates by means of communications equipment is deemed to be present in person at the meeting.

3.10        Voting.

(a) General Rule.  In general, if a quorum is present, a matter may be approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

(b) Voting on Extraordinary Acts.  The holders of more than two-thirds (2/3) of all shares entitled to vote on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a sale of assets other than in the regular course of business, or a proposal to dissolve the corporation must vote in favor of the proposed action for the corporation to take the action.

(c) Election of Directors.  Directors shall be elected in accordance with the provisions of Section 4.4.

(d) Amendments to Quorum Rules.  An amendment to the Articles of Incorporation adding, changing, or deleting either (i) a quorum for a voting group greater or lesser than specified in Paragraph 3.8(a), or (ii) a voting requirement for a voting group greater than specified in Paragraph (a) above must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect.

3.11        Proxies.

(a) Voting by Proxy.  A shareholder may vote the shareholder’s shares in person or by proxy.

(b) Proxy Appointment.  A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for such shareholder by (i) executing a writing authorizing another person or persons to act for the shareholder as proxy, or (ii) authorizing another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a legally valid electronic transmission to the person or duly authorized agent who will be the holder of the proxy.

(c) Term of Appointment.  An appointment of a proxy is effective when received by the Secretary.  An appointment is valid for eleven (11) months unless it is revoked earlier or the appointment form expressly provides for a longer period.

(d) Death or Incapacity of Shareholder.  The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority, unless the Secretary is given notice of the death or incapacity before the proxy exercises the proxy’s authority under the appointment.

(e) Corporation’s Power to Accept Proxy’s Actions.  The corporation is entitled to accept a proxy’s vote or other action as that of the shareholder, subject to the provisions of Section 3.12 and to any express limitation on the proxy’s authority appearing on the face of the appointment form.

3.12        Corporation’s Acceptance of Votes.

(a) Acceptance of Vote.  If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation may accept the vote, consent, waiver, or proxy appointment as the shareholder’s act.

(b) Vote Not by Shareholder.  If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation may accept the vote, consent, waiver, or proxy appointment as the shareholder’s act if:

(1) The shareholder is an entity and the name signed purports to be that of an officer, partner, or agent of the entity;

(2) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(3) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder, and evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(4) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(5) Two or more persons are the shareholder as co-tenants or fiduciaries, the name signed purports to be the name of at least one of the co-owners, and the person signing appears to be acting on behalf of all the co-owners.

(c) Rejection of Vote.  The corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary has reasonable basis for doubt about the validity of the signature or about the signatory’s authority to sign for the shareholder.

3.13        Shareholders’ List for Meeting.

(a) Shareholders’ List.  After the corporation fixes a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders as of the record date who are entitled to notice of a shareholders’ meeting.  The list must be arranged by voting group (and within each voting group by class or series of shares), show the most recent address on file of each shareholder, and identify the number of shares held by each shareholder.

(b) List Available for Inspection.  The Secretary shall make the shareholders’ list available for inspection by any shareholder, beginning ten (10) days prior to the meeting and continuing through the meeting.  The list will be available at the corporation’s principal office or at a place (identified in the meeting notice) in the city where the meeting will be held.  A shareholder, or the shareholder’s agent, may inspect the list during regular business hours and at the shareholder’s expense during the period it is available for inspection.

(c) List at Meeting.  The Secretary shall make the shareholders’ list available at the meeting.  Any shareholder or shareholder’s agent may inspect the list at any time during the meeting or any adjourned meeting.

(d) Right to Copy.  A shareholder may copy the list as provided in Section 10.2.

3.14        Fixing the Record Date.

(a) Date for Meetings.  The Board of Directors shall fix a record date in order to determine which shareholders are entitled to notice of a shareholders’ meeting or to vote at the meeting.  If the Board of Directors fails to fix a record date for a meeting, then the day before the first notice of the meeting is delivered to the shareholders shall be the record date.  If the Secretary does not issue notice of a meeting because all shareholders entitled to notice have waived notice, then the record date shall be the date on which the Secretary received the last waiver of notice.

(b) Date for Adjourned Meetings.  Once the Secretary has determined which shareholders are entitled to notice of or to vote at a shareholders’ meeting, the determination is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date.  The Board of Directors must fix a new record date if the meeting is adjourned for more than one hundred twenty (120) days after the date fixed for the original meeting.

(c) Date for Dividends and Distributions.  If the Board of Directors fails to fix a record date for determining which shareholders are entitled to receive a share dividend or a distribution which does not involve a purchase, redemption, or other acquisition of the corporation’s shares, the record date shall be the date the Board of Directors authorizes that dividend or distribution.

3.15        Ratification.  Any action taken by the corporation, the directors, or the officers which is subsequently authorized, approved, or ratified by vote of the number of shares that would have been sufficient to approve the action in the first instance, shall be valid and binding as though ratified by every shareholder of the corporation.

ARTICLE IV. BOARD OF DIRECTORS

4.1          Management Responsibility.  The property and business of this corporation shall be managed by its Board of Directors.  In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

4.2          Duties of Directors.

(a) Due Care and Loyalty.  Each person who is a director shall perform the duties of a director, including any duties the director may have as a member of any Committee:

(1) In good faith;

(2) In a manner the director reasonably believes to be in the best interests of the corporation; and

(3) With the care an ordinarily prudent person in a like position would use under similar circumstances.

(b) Right to Rely on Experts.  In performing corporate duties, a director may rely on information, opinions, reports, or statements, including financial statements or other financial data prepared or presented by:

(1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(2) Legal counsel, public accountants, or other persons concerning matters which the director reasonably believes to be within their professional or expert competence; or

(3) A Committee, the deliberations of which the director reasonably believes merits confidence, concerning matters within the Committee’s designated authority.

(c) Failure to Act in Good Faith.  A director fails to act in good faith if the director relies on information provided by the above persons even though the director has knowledge concerning a particular matter that would make reliance on the information unwarranted.

4.3          Number and Qualification of Directors.  In accordance with the Articles of Incorporation, the Board of Directors shall consist of nine in number, but the number of directors may be increased to any number not exceeding eleven (11) or decreased to any number not less than three (3) at any annual meeting of the shareholders, or at any special meeting of the shareholders called for that purpose, or by a two-thirds vote of the then directors of the corporation at any regular meeting of such directors, or at any special meeting of such directors called for that purpose; provided that no decrease shall shorten the term of any director then in office.

4.4          Election of Directors.

(a) Annual Elections.  The directors shall be elected at the annual meeting of the shareholders, and each director shall be elected to serve until his or her successor shall be elected and shall qualify.

(b) Cumulative Voting.  Shareholders entitled to vote at any election of directors may cumulate votes by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and to cast the product for a single candidate or to distribute the product among two or more candidates.

(c) Election.  In any election of directors, the candidates elected are those who receive the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected.

4.5          Term of Office.  Each director shall hold office for a one-year term until the next succeeding annual meeting, and thereafter until the director’s successor is elected and qualified.  If a director dies, resigns, or is removed, the director’s replacement shall serve throughout the remaining portion of the director’s term, and thereafter until the director’s successor is elected and qualified.

4.6          Vacancy on Board of Directors.  If a vacancy occurs on the Board of Directors, the directors then in office may fill the vacancy by the affirmative vote of a majority of all the directors in office, even if a quorum is not present.

4.7          Resignation.  A director may resign at any time by delivering written notice to the Chairman, the President, the Secretary, or each member of the Board of Directors.  A resignation shall take effect when notice is delivered, unless the notice specifies a later effective date.  The corporation need not accept a resignation for the resignation to be effective.  A resignation shall not affect the rights of the corporation under any contract with the resigning director.

4.8          Removal.

(a) Special Meeting.  The shareholders may remove one or more directors, with or without cause, only at a special meeting of shareholders called expressly for that purpose.  The notice of the meeting must state that the purpose of the meeting is to remove one or more directors.

(b) Voting.  The shareholders may remove a director by affirmative vote of the holders of a majority of the shares entitled to vote on the election of that director.  A director may not be removed if votes sufficient to elect the director are voted against the director’s removal.

4.9          Meetings.

(a) Annual Meeting.  The Board of Directors shall meet at a time and place on the same date as the annual meeting of shareholders of the corporation for the purpose of organization or otherwise, and no notice of such meeting shall be necessary in order legally to constitute a meeting if it is held at such time, provided that a majority of the whole Board of Directors shall be present.

(b) Regular Meetings.  Regular meetings of the Board of Directors may be held at such place or places, whether in this state or elsewhere, as a majority of the directors may from time to time determine.  Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meetings.  The Board of Directors may hold regular meetings at such places and times as they may determine.

(c) Special Meetings.  The Chairperson or any two directors may call a special meeting of the Board of Directors.  Special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time, and place of the meeting.

(d) Adjourned Meetings.  A majority of the directors present may vote to adjourn any meeting to another time and place even if the number of directors present or voting does not constitute a quorum.  If the meeting is adjourned for more than forty-eight (48) hours, the Secretary shall give notice of the time and place of the adjourned meeting to the directors who were not present at the time the meeting was adjourned.

4.10        Quorum and Voting of Directors.

(a) Majority Constitutes a Quorum.  A majority of the directors shall constitute a quorum for the transaction of business at a meeting, except as provided in Section 4.6 and in Paragraph (b) below.  The appropriate percentage of the directors present at a meeting at which a quorum is present may take any actions which the directors are authorized to take on behalf of the corporation.

(b) Action in Absence of a Quorum.  The Board of Directors may continue to transact business at a meeting at which a quorum was initially present.  In order to take any action at a meeting at which a quorum is no longer present, the action must be approved by a sufficient percentage of the number of directors required to establish a quorum.

(c) Dissent by Directors.  A director may abstain or dissent from any action taken.  However, a director may not dissent or abstain if the director voted in favor of the action taken.  A director who is present at a meeting when action is taken is deemed to have assented to the action taken unless:

(1) The director objects at the beginning of the meeting to holding the meeting or to transacting business at the meeting;

(2) The director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(3) The director delivers written notice of the director’s dissent or abstention to the chair of the meeting before the Board of Directors adjourns the meeting or to the corporation within a reasonable time after the Board of Directors adjourns the meeting.

4.11        Committees.

(a) Creation.  The Board of Directors may create one or more Committees of directors.  Each Committee must have two or more members.

(b) Standing Committees.  The following shall be standing committees of the Board of Directors:

(1) Executive Committee.  The Board of Directors may designate an Executive Committee of five directors.  Said Committee may meet at stated times, or on notice to all by any of their number.  During the intervals between meetings of the Board of Directors such Committee shall advise with and aid the officers of the corporation in all matters concerning its interests and the management of its business, and generally perform such other duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time.  The Board of Directors may delegate to such Committee authority to exercise all the powers of the Board of Directors, except such powers as are denied to committees under RCW 23B.08.250(5) as such statute shall be amended from time to time.

(2) Audit Committee.  The Board of Directors shall designate three or more of their number to serve as an Audit Committee.  All members of the Audit Committee shall be independent of management and shall satisfy applicable legal requirements, including those of the U.S. Securities and Exchange Commission and any securities exchange on which shares of the corporation are traded.  The Audit Committee shall have such duties as are set forth from time to time in its charter, as adopted by the Board of Directors.

(3) Governance, Nominating and Compensation Committee.  The Board of Directors shall designate three or more of their number to serve as a Governance, Nominating and Compensation Committee.  All members of the Governance, Nominating and Compensation Committee shall be independent of management and shall satisfy applicable legal requirements, including those of the U.S. Securities and Exchange Commission and any securities exchange on which shares of the corporation are traded.  The Governance, Nominating and Compensation Committee shall have such duties as are set forth from time in its charter, as adopted by the Board of Directors.

(c) Additional Committees.  The Board of Directors may designate one or more additional committees of the Board of Directors which shall have two or more members and which shall have such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time.  Vacancies in the membership of any committee shall be filled by the Board of Directors.

(d) Rules Governing Committees.  The rules governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, under Sections 4.10 through 4.15, apply to Committees.

(e) Powers of Committees.  Subject to the limitations stated in Paragraph (f) below, the Board of Directors shall specify the extent to which each Committee may exercise the authority of the Board of Directors.

(f) Limitations on Committee Action.  A Committee may not:

(1) Authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;

(2) Approve or propose to shareholders action which must be approved by the shareholders;

(3) Fill vacancies on the Board of Directors or on any Committee;

(4) Amend the Articles of Incorporation;

(5) Adopt, amend, or repeal these Bylaws;

(6) Approve a plan of merger not requiring shareholder approval; or

(7) Authorize or approve the issuance or sale of shares or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

(g) Minutes.  All Committees shall keep regular minutes of their meetings, which shall be included in the corporate minute books at the registered office of the corporation.

(h) No Relief from Responsibility.  Neither the Board of Directors nor any director may be relieved of any responsibility imposed by law, the Articles of Incorporation, or these Bylaws by designating a Committee and delegating the Board of Directors’ or the director’s responsibilities to the Committee.

4.12        Attendance by Communications Equipment.  The directors may participate in a meeting by means of any communications equipment which enables all persons participating in the meeting to hear each other simultaneously during the meeting.  A director who participates by means of communications equipment is deemed to be present in person at the meeting.

4.13        Action by Directors without a Meeting.  The Board of Directors may take any lawful action without a meeting if each director delivers a signed consent to the corporation which describes the action to be taken.  An action approved by consent shall have the same effect as an action approved by unanimous vote at a meeting duly held upon proper notice, and may be described as such in any document.  All consents shall be inserted into the minute books as if they were the minutes of a Board of Directors meeting.  An action taken by consent by the Board of Directors shall be effective when the last director signs the consent, unless the consent specifies a later effective date.

4.14        Notice of Meeting.

(a) Regular Meetings.  The Secretary may, but need not, issue notice pursuant to Article IX of any regular Board of Directors meeting if the time and place of the regular meeting has been determined by the Board of Directors and is in accordance with a schedule mailed or delivered to each director at least two (2) days preceding the day of the first meeting held under that schedule.

(b) Special Meetings.  The Secretary, or the person calling a special Board of Directors meeting, shall issue notice pursuant to Article IX of the date, time, and place of the meeting at least two (2) days preceding the day on which the meeting is to be held.  Any Board of Directors meeting shall be properly called if each director either has received valid notice of the meeting, is present without objecting, or waives notice of the meeting pursuant to Paragraph (c) below.  The notice of any regular or special meeting of the Board of Directors need not specify the purpose of the meeting or the actions proposed for the meeting unless these Bylaws so require.

(c) Waiver of Notice.  A director may waive notice before or after the date and time stated in the notice.  A waiver shall be equivalent to receipt of notice.  A director may waive notice by submitting a written waiver, signed by the director entitled to the notice, to the corporation for inclusion in the minutes or filing with the corporate records.  A director may also, by attending or participating in a meeting, waive any required notice of the meeting unless the director, at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.15        Chair of the Meeting.  The Chairperson shall serve as the chair of the meeting of all Board of Directors meetings.  In the absence of the Chairperson, the President (if a director) or any other person appointed by the Board of Directors shall serve as chair of the Board of Directors meeting.

4.16        Compensation.  In addition to reimbursement for reasonable expenses incurred in attending meetings or otherwise in connection with attention to the affairs of the corporation and in addition to remuneration as a member of any Committee of the Board of Directors, each director as such shall be entitled to receive such remuneration as may be fixed from time to time by the Board of Directors.

4.17        Liability for Unlawful Distributions.

(a) Director’s Liability.  A director who votes for or assents to an unlawful distribution made in violation of Article VIII is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating Article VIII if the director fails to perform the director’s duties in compliance with Section 4.3.

(b) Right to Contribution.  A director held liable for an unlawful distribution is entitled to contribution:

(1) From every other director who could be held liable for the unlawful distribution; and

(2) From each shareholder for the amount the shareholder accepted knowing the distribution was unlawful.

ARTICLE V.  CONFLICTING INTEREST TRANSACTIONS

5.1          Definitions.  For purposes of this Article:

(a) “Conflicting interest” means the interest a director has respecting a transaction effected or proposed to be effected by the corporation or any other entity in which the corporation has a controlling interest if:

(1) The director knows at the time the corporation takes action that the director or a related person is a party to the transaction or has a significant beneficial financial interest in or so closely linked to the transaction that a reasonable person would expect the interest to influence the director’s judgment if the director were called upon to vote on the transaction; or

(2) The transaction is brought before the Board of Directors for action, and the director knows at the time the Board of Directors reviews the transaction that any of the following persons is either a party to the transaction or has a significant beneficial financial interest in or so closely linked to the transaction that a reasonable person would expect the interest to influence the director’s judgment if the director were called upon to vote on the transaction:

(A) An entity of which the director is a director, general partner, agent, or employee;

(B) An entity that controls, is controlled by, or is under common control with one or more of the entities specified in (A); or

(C) An individual who is a general partner, principal, or employer of the director.

(b) “Director’s conflicting interest transaction” means a transaction effected or proposed to be effected by the corporation or any other entity in which the corporation has a controlling interest respecting which a director of the corporation has a conflicting interest.

(c) “Qualified director” means any director who does not have either:

(1) A conflicting interest respecting the transaction; or

(2) A familial, financial, professional, or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director’s judgment when voting on the transaction.

(d) “Qualified shares” means any shares entitled to vote with respect to the director’s conflicting interest transaction except shares that, to the knowledge, before the vote, of the Secretary, are beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction or by a related person of the director, or both.

(e) “Related person” of a director means:

(1) A child, grandchild, sibling, parent, or spouse of, or an individual occupying the same household as, the director, or a trust or estate of which any of the above individuals is a substantial beneficiary; or

(2) A trust, estate, incompetent, conservatee, or minor of which the director is a fiduciary.

(f) “Required disclosure” means disclosure by the director who has a conflicting interest of:

(1) The existence and nature of the director’s conflicting interest; and

(2) All facts known to the director respecting the subject matter of the transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction.

5.2          Directors’ Action.

(a) Majority Vote.  Directors’ action respecting a director’s conflicting interest transaction is effective if the transaction received the affirmative vote of a majority of (but no fewer than two) qualified directors who voted on the transaction after either required disclosure to them or compliance with Paragraph (b) below.

(b) Director’s Disclosure.  If a director has a conflicting interest respecting a transaction, but neither the director nor a related person of the director is a party to the transaction, and if the director has a duty under law or professional canon, or a duty of confidentiality to another person, which would prevent that director from making the disclosure described in Paragraph 5.1(f), then disclosure is sufficient if the director:

(1) Discloses to the directors voting on the transaction the existence and nature of the director’s conflicting interest and informs them of the character and limitations imposed by that duty before their vote on the transaction; and

(2) Plays no part, directly or indirectly in their deliberations or vote.

(c) Quorum.  A majority (but no fewer than two) of the qualified directors constitutes a quorum for purposes of action that comply with this Article.  Directors’ action that otherwise complies with this Article is not affected by the presence or vote of a director who is not a qualified director.

5.3          Shareholders’ Action.

(a) Majority Vote.  Shareholders’ action respecting a director’s conflicting interest transaction is effective if a majority of the votes entitled to be cast by the holders of all qualified shares were cast in favor of the transaction after:

(1) Notice to shareholders describing the director’s conflicting interest;

(2) Provision of the information referred to in Paragraph (c) below; and

(3) Required disclosure to the shareholders who voted on the transaction.

(b) Quorum.  A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section.  Subject to the provisions of Paragraph (c), shareholders’ action that otherwise complies with this section is not affected by the presence or voting of shares that are not qualified shares.

(c) Director’s Disclosure.  A director who has a conflicting interest respecting the transaction shall, before the shareholders’ vote, inform the Secretary of the number, and the identity, of persons holding or controlling the vote of all shares that the director knows are beneficially owned or the voting of which is controlled by the director or by a related person of the director.

ARTICLE VI. INDEMNIFICATION OF DIRECTORS AND OFFICERS

6.1          Right to Indemnify.  Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been such a director or officer, he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent or in any other capacity, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that no indemnification shall be provided under this Article to any such person to the extent that such indemnification would not be consistent with the Washington Business Corporation Act or other applicable law as then in effect; provided further, however, that except as provided in Section 6.2 of this Article with respect to proceedings seeking to enforce rights to indemnification, this corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of this corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expense incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director or officer only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.

6.2          Payment of Claims.  If a claim under Section 6.1 of this Article is not paid in full by this corporation within sixty days after a written claim has been received by this corporation (except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days) the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification hereunder upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to this corporation), and thereafter this corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible hereunder or under the Washington Business Corporation Act for this corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this corporation. Neither the failure of this corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein or in the Washington Business Corporation Act nor an actual determination by this corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

6.3          Right Not Exclusive.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

6.4          Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

6.5          Advances for Expenses.  The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

ARTICLE VII. OFFICERS

7.1          Officers and Their Duties.  The officers of the corporation shall be elected by the Board of Directors, shall include a Chairperson, a President, a Chief Financial Officer, and a Secretary, and may include one or more Vice Presidents, a Controller, a Treasurer, and such other officer positions as the Board of Directors may establish from time to time, with the following duties and authority:

(a) Chairperson of the Board of Directors.  The Chairperson shall be a director and shall perform the duties assigned to the Chairperson by the Board of Directors.  The Chairperson of the Board of Directors shall, if present, preside at all meetings of directors (including executive sessions of the Board of Directors), and shall assure that the oversight responsibilities of the Board of Directors are effectively carried out.  The Chairperson of the Board of Directors may designate another director or officer of the corporation to conduct meetings of directors, in his or her discretion.

(b) President.  The President shall be the chief executive officer of the corporation.  The President shall preside at all meetings of the shareholders, shall have general and active management of the business of the corporation, under the direction of the Board of Directors, and shall see that all decisions of the Board of Directors are carried into effect.  The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, unless these powers have been expressly delegated by the Board of Directors to some other officer or agent of the corporation.  The President shall vote shares in other corporations which are owned by the corporation, unless the Board of Directors prescribes otherwise.  The President shall perform all duties incident to the office of President and any other duties which the Board of Directors may prescribe.

(c) Chief Financial Officer.  The Chief Financial Officer of the corporation shall have the power and duty of supervising and managing the corporation’s acquisition, retention and disposition of securities, loans and financial instruments (including but not limited to the corporation’s investments in and loans to the corporation’s subsidiaries), the power and duty of supervising the corporation’s financial reporting, and the other general powers and duties of supervision and management usually vested in the Chief Financial Officer of a corporation, subject to the Bylaws and policies of the corporation.  The Chief Financial Officer shall perform such other duties as may be assigned by the Board of Directors or by the President

(d) Secretary.  The Secretary shall, personally or with the assistance of others, prepare and keep minutes of meetings of the Board of Directors and shareholders, authenticate all records of the corporation, attest all certificates of stock in the name of the corporation, and keep a record of the issuance of certificates of stock and stock transfers. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the corporation if any, and affix the same to any instrument requiring it.

(e) Vice Presidents, Controller, Treasurer.  The Board of Directors may elect one or more Vice Presidents, a Controller, a Treasurer or other officers as the Board of Directors determines necessary or advisable, who shall hold their offices for such terms and shall have such duties and authority as shall be determined from time to time by the Board of Directors.

(f) Designated Engineer.  The Board of Directors may appoint a Designated Engineer for the corporation.  The Designated Engineer, named in a resolution adopted by the Board of Directors as being in responsible charge or an engineer under the Designated Engineer’s direct supervision, has full authority to and shall make all engineering decisions pertaining to engineering activities in the State of Washington.

(g) Additional Duties; Other Officers and Agents.  The Board of Directors may assign any officer any additional title that the Board of Directors deems appropriate.  The Board of Directors or the President may appoint assistant officers or agents and to prescribe the terms of office, authorities, and duties of such assistant officers or agents.

(h) Authority to Enter Contracts and to Issue Checks and Drafts.  The Board of Directors may authorize any officer or agent of the corporation to enter into contracts or to execute and deliver instruments in the name of and on behalf of the corporation.  The Board of Directors may grant either general or limited authority to its officers and agents to make contracts or execute instruments.  The Board of Directors shall authorize certain officers or agents of the corporation to sign the corporation’s checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation.

7.2          Qualifications.  None of the officers is required to be a director, except as specified in Section 7.1.  The same person may hold two or more corporate offices, except that one person may not hold the offices of President and Secretary at the same time.

7.3          Standards of Conduct for Officers.

(a) Due Care and Loyalty.  An officer with discretionary authority shall discharge the officer’s duties under that authority:

(1) In good faith;

(2) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

(3) In a manner the officer reasonably believes to be in the best interests of the corporation.

(b) Right to Rely on Experts.  In performing the officer’s duties, the officer may rely on information, opinions, reports, or statements, including financial statements and other financial data prepared or presented by:

(1) One or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or

(2) Legal counsel, public accountants, or other persons concerning matters the officer reasonably believes to be within their professional or expert competence.

(c) Failure to Act in Good Faith.  An officer fails to act in good faith if the officer relies on information provided by the above persons even though the officer has knowledge that makes reliance on the information unwarranted.

7.4          Delegation.  In case of the absence of any officer of the corporation, or for any reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

7.5          Election and Term of Office.  The Board of Directors shall elect the officers at the annual Board of Directors meeting.  If the Board of Directors fails to elect the officers at that meeting, it shall convene a meeting to elect the officers as soon thereafter as possible.  Each officer shall hold office for a one-year term until the next succeeding annual Board of Directors meeting, or until the officer’s successor is elected and qualified, unless the officer dies, resigns, or is removed.

7.6          Vacancies.  The Board of Directors may fill a vacancy in any office created because of the death, resignation, removal, or disqualification of an officer, because of the creation of a new office, or for any other cause.

7.7          Resignation.  An officer may resign at any time by delivering written notice to the Chairman, the President, the Secretary, or to each member of the Board of Directors.  An officer’s resignation shall take effect at the time specified in the notice or, if the time is not specified, when the notice is delivered.  The corporation need not accept a resignation for the resignation to be effective.  A resignation shall not affect the rights of the corporation under any contract with the resigning officer.

7.8          Removal.  The Board of Directors may remove an officer or agent of the corporation, with or without cause, if the Board of Directors finds that the best interests of the corporation would be served by removing that officer or agent.  The corporation’s action to remove the officer or agent shall not affect the officer’s contract rights against the corporation.  Any officer or assistant officer, if appointed by another officer, may be removed by the Board of Directors or by any officer authorized to appoint officers or assistant officers.

7.9          Compensation.  The Board of Directors shall set the compensation and terms of payment thereof for the officers of the corporation.  The Board of Directors may delegate the authority to set the compensation of certain officers, agents, and employees to the President.

ARTICLE VIII. DIVIDENDS AND DISTRIBUTIONS

Dividends or distributions upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors, in its discretion, at any regular or special meeting, to the extent permitted by applicable law (including without limitation the Washington Business Corporations Act and any amendments thereto). Distributions may be paid in cash, in property, or in shares of the corporation’s stock.

ARTICLE IX. NOTICES

9.1          Method of Notice.

(a) General.  In general, notices called for under these Bylaws shall be given in written form.

(b) Methods of Communication.  Notice may be communicated by personal delivery; telephone, facsimile, email or other form of electronic communication; or by mail or private carrier; or by any other method then allowed under the Washington Business Corporations Act or other appropriate law.

(c) Effective Date of Notice to Shareholder.  Written notice to a shareholder is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders.  The Secretary may send notices to a shareholder by delivering or mailing the notice to the shareholder’s most recent address on file.  Any notice sent to that address shall be deemed sufficient if the shareholder fails to furnish a current address to the Secretary.

(d) Notice to the Corporation.  Written notice to the corporation may be addressed to its registered agent at its registered office or to the corporation at the address of its principal office as shown in the most recent annual report.

(e) Effective Date of Notice to Other Parties.  Except as provided above, written notice to other parties shall be effective at the earliest of:

(1) The time of receipt;

(2) The date shown on the return receipt if sent by registered mail; or

(3) Five (5) days after the notice was deposited in the U.S. first class mail, postage prepaid.

9.2          Oral Notice.  The persons convening any meeting of the Board of Directors or a Committee may give oral notice of the meeting, which may be communicated in person or by telephone, wire, or wireless communication.  Oral notice is effective when communicated if the notice is communicated in a comprehensible manner.  Oral notice may be communicated either to the director or to a person who the person giving the notice has reason to believe will promptly communicate the notice to the director.

9.3          Waiver of Notice.  A shareholder or director may waive notice of any meeting by submitting a written signed waiver of notice either before or after the time for holding the meeting, or by attending the meeting in person or by proxy without objecting to a lack of notice.

ARTICLE X. CORPORATE BOOKS AND RECORDS; INSPECTION

10.1        Maintenance of Corporate Records.  The corporation shall keep a copy of the following records at its principal office: (a) the Articles of Incorporation or Restated Articles of Incorporation and all amendments to them currently in effect; (b) the Bylaws or restated Bylaws, and all amendments to them currently in effect; (c) the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three years; (d) its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year; (e) all written communications to shareholders generally within the past three years; (f) a list of the names and business addresses of its current directors and officers; (g) its most recent annual report delivered to the Secretary of State, and (h) such other records as may be required under Washington law.

10.2        Shareholder’s Right to Inspect and Copy Records.

(a) Primary Records.  Any shareholder of the corporation may inspect and copy, during regular business hours at the corporation’s principal office, any of the records of the corporation specified in Section 10.1 (a) through (g), provided the shareholder gives the corporation written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy such records.

(b) Additional Records.  To the extent required by law, any shareholder may inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation provided the shareholder gives the corporation written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy such records and the shareholder’s demand is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder’s purpose: (a) excerpts from minutes of any meeting of the Board of Directors, records of any action of a Committee of the Board of Directors while exercising the authority of the Board of Directors, minutes of any meeting of the shareholders (other than those subject to inspection under Section 10.1 of this Article XI), and records of action taken by the shareholders or the Board of Directors without a meeting; (b) accounting records of the corporation; and (c) the record of shareholders.

ARTICLE XI.  FINANCIAL MATTERS

11.1        Books and Records of Account.  The corporation shall maintain correct and complete books, financial statements, and records of account.  The corporation shall keep its books and records of account and prepare its financial statements in accordance with generally accepted accounting principles, which shall be applied on a consistent basis from period to period.  The books, records of account, and financial statements shall be in written form or in any other form capable of being converted into written form within a reasonable time.

11.2        Fiscal Year.  The fiscal year of the corporation shall begin on the first day of October in each year unless the Board of Directors expressly determines otherwise.

11.3        Loans.  No loans shall be made by the corporation to its officers or directors unless permitted by and in compliance with applicable law (including without limitation section 402 of the Sarbanes-Oxley Act of 2002 and RCW 23B.08.700 through ..08.730).

ARTICLE XII. AMENDMENT OF BYLAWS

12.1        Amendment of Bylaws by the Shareholders.  The shareholders may amend, alter, or repeal the Bylaws at any meeting of the shareholders, or by unanimous written consent.  The shareholders may amend the Bylaws at a special shareholders’ meeting only if a copy of the proposed amendments accompanies the notice of the meeting.

12.2        Amendment of Bylaws by the Board of Directors.  The Board of Directors may amend, alter, or repeal the Bylaws by vote of a majority of the Board of Directors at any meeting of the Board of Directors, or by unanimous written consent of the Board of Directors.  The Bylaws may be amended at a special meeting of the Board of Directors only if notice of the proposed amendment was contained in the notice of the meeting.  The shareholders may repeal, by majority vote, any amendment to or alteration of the Bylaws adopted by the Board of Directors.

ARTICLE XIII. CORPORATE SEAL

The Board of Directors may adopt a corporate seal in a form and with an inscription to be determined by the Board of Directors.  The application of or failure to apply the seal to any document or instrument shall not affect the validity of the document or instrument.

ARTICLE XIV. MISCELLANY

14.1        Inspector of Elections.  Before any annual meeting of shareholders, the Board of Directors may appoint an inspector of elections.  If the Board of Directors does not appoint an inspector of elections, then the chair of the meeting may appoint an inspector of elections to act at the meeting.  If the person appointed as inspector of elections fails to act, the chair of the meeting may appoint a person to act in the place of the appointed inspector of elections.  The chair of the meeting shall appoint an inspector of elections if requested to do so by any shareholder or shareholder’s proxy.

14.2        Duties of Inspector of Elections.  The inspector of elections shall:

(a) Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, whether a quorum is present, and, with the advice of legal counsel to the corporation, the authenticity, validity, and effect of proxies;

(b) Receive votes, ballots, or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine the result of any vote; and

(f) Do any other acts that may be necessary to conduct the election or vote with fairness to all shareholders.

14.3        Rules of Order.  All meetings of shareholders and directors shall be conducted in the manner determined by the person acting as chairman of the meeting, to the extent not inconsistent with the Articles of Incorporation, Bylaws or special rules of order of the corporation.

14.4        Number and Gender.  When requires by the context:

(a) The word “it” will include the plural and the word “its” will include the singular;

(b) The masculine will include the feminine gender and the neuter, and vice versa; and

(c) The word “person” will include corporation, partnership or any other form of association.

14.5        Severability.  If any provision of these Bylaws or any application of any provision is found to be unenforceable, the remainder of the Bylaws shall be unaffected.  If the provision is found to be unenforceable when applied to particular persons or circumstances, the application of the provision to other persons or circumstances shall be unaffected.

ARTICLE XV. AUTHENTICATION

The foregoing Bylaws were read, approved, and duly adopted by the Board of Directors on the 8th day of December, 2005.  The Secretary was empowered to authenticate these Bylaws by signature below.

/s/ Larry C. Rosok
Larry C. Rosok, Secretary